October 15, 2009

Tony Shen
c/o China BAK Battery, Inc.
BAK Industrial Park
No. 1 BAK Street
Kuichong Town, Longgang District
Shenzhen 518119, People’s Republic of China

Dear Mr. Shen:

In reference to that certain Employment Agreement between China BAK Battery, Inc. (the “Company” or “our”) and you, dated as of May 13, 2007 (the “Agreement”), this letter shall serve to confirm our understanding that the Agreement has been automatically extended through May 13, 2010 pursuant to Section 2 thereof.  This letter (this “Letter Agreement”) shall also serve to amend Sections 2, 7(a)(ii), 7(a)(iii), and 7(b) of the Agreement and Schedule A to the Agreement as necessary to provide as follows:

(a) Notwithstanding any other provision of the Agreement or this Letter Agreement, your term of employment will continue until at least April 25, 2010 (the “Minimum Term Date”).  Notwithstanding any other provision of the Agreement or this Letter Agreement, you will remain in your current position as Chief Financial Officer, perform the responsibilities of this position, and receive your current salary and benefits through the Minimum Term Date, except as permitted pursuant to Section 7(a)(i) of the Agreement;

(b) Subject to Section (a) of this Letter Agreement, either party may terminate the Agreement upon no fewer than 60 days’ prior written notice, unless terminated sooner by the Company pursuant to Section 7(a)(i) of the Agreement;

(c) Subject to Section (a) of this Letter Agreement, if the Company terminates your employment with 60 days’ notice pursuant to Section (b) of this Letter Agreement, you will receive all compensation and benefits that you would otherwise be entitled to for the entire notice period; if Company terminates your employment before the “Minimum Term Date”, you will receive all compensation and benefits that you would otherwise be entitled to until the “Minimum Term Date”, and

(d) Your monthly compensation will be US$20,000 for the extension period.

Please acknowledge your agreement to these terms by signing on the line designated below and returning this letter to us by October 25, 2009.

Tony Shen
October 15, 2009

Sincerely,

CHINA BAK BATTERY, INC.

By: /s/ Xiangqian Li
Xiangqian Li
President and Chief Executive Officer

Acknowledged and agreed to by:

/s/ Tony Shen
Tony Shen